certification [Exhibit 99.906CERT]

James Colantino, Principal Executive Officer, and Rich Gleason, Principal Financial Officer of The North Country Funds (the “Registrant”), each certify to the best of his/her knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended May 31, 2024, (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer		Principal Financial Officer
The North Country Funds		The North Country Funds

/s/ James Colantino		/s/Rich Gleason
James Colantino		Rich Gleason
Date:	8/1/2024	Date:	8/1/2024

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.